LIMAGRAIN GENETICS INTERNATIONAL SERVICE AGREEMENT

     THIS SERVICE AGREEMENT (the "Agreement"), is made as of this 1st day of July, 1994, by and between LG SEEDS, INC., 4001 North War Memorial Drive, Peoria, IL 61614, a Delaware corporation (the "Company"), and LIMAGRAIN GENETICS INTERNATIONAL S.A., BP1, 63720 Chappes, France, a company organized under the laws of France and registered in Riom, France, under the Commercial Registration Number B571 680 263 ("LGI").

     WHEREAS, LGI has certain expertise in the research, legal, marketing and financial analysis field (the "Services"); and

     WHEREAS, the provision of the Services by LGI to the Company would be of great value to the Company;

     NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Provision of Services. LGI agrees to provide the following specific Services to the Company (collectively, the "Specific Services"):

          (a)  With respect to research, LGI shall:

               (i) provide, on a systematic basis, information to the Company regarding LGI's plant breeding activities, programs, and strategic plans;

               (ii) provide guidance to the Company regarding the potential use of products developed by LGI; and

               (iii) accept suggestions and recommendations from the Company regarding potential avenues of research and strategic choices for research planning.

          (b) With respect to strategic planning, LGI shall provide the Company support for its strategic planning, which support shall be complimentary to the support provided by Limagrain Innovations S.A. and shall be focused on changes in the markets (i.e., marketing choices).

          (c)  With respect to direct staff support, LGI shall be

     directly involved in supporting the Company during the entire year with LGI's management and marketing expertise, budgeting and financial control assistance, as well as various other administrative services.

          (d) With respect to the development of the Company's yearly business plan, LGI shall:

               (i) be involved in the preparation of the Company's yearly business plan; and

               (ii)  monitor the Company's monthly performance.

          (e) With respect to the use of the "LG" Brand name, LGI shall provide the Company with printer-ready artwork for use in the Company's advertising and product labeling applications.



     2. Fees, Term and Termination. For the one-year period beginning on the date of this Agreement, the Company agrees to pay LGI for the Specific Services provided to the Company in an amount equal to the annual dollar amount set forth on Exhibit A attached hereto (the "Annual Fee"). Either party may terminate this Agreement at the end of such one-year period, and at the end of any subsequent one-year period, upon thirty (30) days advance written notice. If the Agreement is not so terminated, then the Agreement shall automatically renew for a one-year period. Upon such automatic renewal, the parties agree to negotiate in good faith the Annual Fee to be paid by the Company to LGI and to update Exhibit A accordingly. If the parties cannot mutually agree on such Annual Fee within thirty (30) days, then the Agreement shall be automatically renewed upon the same terms as the preceding year. The Company shall pay the Annual Fee to LGI in four (4) quarterly installments on the last business day of each fiscal quarter.

     3. Entire Agreement. This Agreement, together with Exhibit A, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating thereto.

     4. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign any of its rights hereunder without the prior written consent of the other party hereto.

     5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Except as otherwise expressly provided herein, no provision hereof may be waived, amended or otherwise modified except by a written agreement signed by each party hereto. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LG SEEDS, INC.                     LIMAGRAIN GENETICS
                                   INTERNATIONAL S.A.

By:      /s/ J.C. Gouache                 By: /s/ E. Rougier
Name:     J.C. Gouache                   Name:  E. Rougier
Title:    President & Chief              Title:  Chief Executive
         Operating Officer                        Officer





                                EXHIBIT A

              LIMAGRAIN GENETICS INTERNATIONAL SERVICE AGREEMENT



EXHIBIT A to LIMAGRAIN GENETICS INTERNATIONAL SERVICE AGREEMENT dated July 1, 1994, is executed this 1st day of July 1994, by and between LIMAGRAIN GENETICS INTERNATIONAL S.A. and LG SEEDS, INC.

For the one-year period beginning on July 1, 1994, LG Seeds, Inc.
agrees to pay a fee (the "Annual Fee") of $200,000 for services rendered under the Agreement.



LG SEEDS, INC.                     LIMAGRAIN GENETICS
                                        INTERNATIONAL S.A.

/s/ J.C. Gouache                          /s/ E. Rougier
President and Chief Operating Officer     Chief Executive Officer